Exhibit 99.1

News Release

Cenveo to Acquire Glyph International

Transaction expands Cenveo’s existing content management platform

STAMFORD, CT – (May 5, 2010) – Cenveo, Inc. (NYSE: CVO), announced today that the Company, through its subsidiaries, has entered an agreement to acquire Glyph International (http://www.glyphinternational.com) from Infomedia 18 Limited.  Glyph International is a leading provider of content solutions to publishers, with operations in Bangalore, New Delhi, London, and Fort Lauderdale, Florida.  Glyph specializes in full suite content production, from project management through editorial, composition, artwork, and XML creation.  Glyph has more than 550 employees worldwide and a strong market presence in both the U.S. and the U.K.   The terms of the transaction were not disclosed. The acquisition is expected to be completed during the second quarter and is projected to be accretive to earnings in 2010.

Robert G. Burton, Sr., Chairman and Chief Executive Officer of Cenveo, stated:
“The acquisition of Glyph International significantly strengthens our market presence and end-to-end production capabilities in the journal and book publishing markets.  Glyph International is a perfect compliment to our existing platform and allows us to expand our product offerings to the customers of both the Cadmus and Glyph businesses.  We are very excited about the prospect of teaming up these two companies and welcome the Glyph employees to the Cenveo family.

Glyph International has nearly 20 years of experience in providing content production solutions to university presses, not-for-profit societies, and commercial publishers.   We believe strongly in this market, the track record Glyph has built in serving some of the world’s leading publishers, and the automated XML workflow technologies Glyph has created. The acquisition of Glyph shows our continued commitment to the customers in the content market place and is an example of how we intend to grow our overall business by adding companies that allow us to strengthen our leadership position in strong niche markets.”

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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related products and solutions.  The Company provides its customers with low-cost alternatives within its core businesses of labels and forms manufacturing, packaging and publisher offerings, envelope production, and printing; supplying one-stop solutions from design through fulfillment. Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.
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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) recent U.S. and global economic conditions have adversely affected us and could continue to do so; (ii) our substantial indebtedness could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings are available to us that could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquisitions; (vii) a decline of our consolidated or individual reporting units operating performance could result in the impairment of our assets; (viii) our continuing SEC compliance; (ix) intense competition in our industry; (x) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (xi) factors affecting the U.S. postal services impacting demand for our products; (xii) the availability of the Internet and other electronic media affecting demand for our products; (xiii) increases in paper costs and decreases in its availability; (xiv) our labor relations; (xv) our compliance with environmental rules and regulations; and (xvi) our dependence on key management personnel. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.